Exhibit 3.39
California Secretary of State
Business Programs Division
1500 11th Street, Sacramento, CA 95814

Request Type: Certified Copies Entity Name: LKQ LAKENOR AUTO & TRUCK SALVAGE, INC. Formed In: CALIFORNIA Entity No.: 2127043 Entity Type: Stock Corporation - CA - General	Issuance Date: 11/28/2022 Copies Requested: 1 Receipt No.: 002994276 Certificate No.: 062227319

Document Listing

Reference #	Date Filed	Filing Description	Number of Pages
23183498-1 23183499-1 23183501-1	12/04/1998 01/27/1999 11/20/2001	Initial Filing Legacy Merger Amendment	1 5 1

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I, SHIRLEY N. WEBER, PH.D., California Secretary of State, do hereby certify on the Issuance Date, the attached document(s) referenced above are true and correct copies and were filed in this office on the date(s) indicated above.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California on November 28, 2022.
/s/ Shirley N. Weber SHIRLEY N. WEBER, PH.D. Secretary of State

To verify the issuance of this Certificate, use the Certificate No. above with the Secretary of State Certification Verification Search available at bizfileOnline.sos.ca.gov.

ARTICLES OF INCORPORATION OF LKQ Lakenor Auto Company

FIRST:	That the name of the corporation is LKQ Lakenor Auto Company
SECOND:	The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
THIRD:	The name of this corporation’s initial agent for service of process in the State of California is: CT Corporation System
FOURTH:	The total number of shares which the corporation is authorized to issue is one thousand (1,000); all of such shares shall be with a par value per share of $0.01

IN WITNESS WHEREFORE, the undersigned has executed the Articles this 1st day of December, 1998.

/s/ Daniel Hemmer
Daniel Hemmer, Incorporator

AGREEMENT OF MERGER
This Agreement of Merger is entered into between LKQ LAKENOR AUTO COMPANY, a corporation duly organized and existing under the laws of the state of California, herein called the “surviving corporation”, and CADNCHEV, INC., a corporation duly organized and existing under the laws of the state of California, herein called the “merging corporation”.
1.    The merging corporation shall be merged into the surviving corporation.
2.    Any amendments to the articles of incorporation of the surviving corporation to be effected by the merger are: Article First of the Articles of Incorporation of the surviving corporation, is amended as follows: The name of this corporation is
LAKENOR AUTO & TRUCK SALVAGE, INC.
3.    The terms and conditions of the merger are as follows:
In accordance with Section 1107 of the California Corporations Code, the merging corporation will be merged with and into the surviving corporation. Following the merger, the surviving corporation shall continue as the surviving corporation and the separate existence of the merging corporation shall cease. The Articles of Incorporation of the surviving corporation shall be the articles of incorporation of the surviving corporation of the merger. The bylaws of the merging corporation shall be the bylaws of the surviving corporation. The directors of the surviving corporation shall be the directors of the surviving corporation of the merger. The merger shall become effective at the time of filing of this Agreement of Merger.
4.    The manner of converting the shares of each constituent into shares or other securities of the surviving corporation, and, if any shares of any of the constituent corporations are not to be converted solely into shares or other securities of the surviving corporation, the cash, property, rights or securities of any corporation which the holders of such shares are to receive in exchange for the shares are as follows:
Each share of surviving corporation common stock issued and outstanding immediately prior to the effective time shall remain issued and outstanding.
Each issued and outstanding share of merging corporation common stock immediately prior to the effective time shall be converted into the right to receive from the surviving corporation (i) $65.00 in cash and (ii) six shares of Common Stock, par value $.01 per share, of LKQ (the “LKQ Common Stock”).
5.    Any other details or provisions are as follows: None
IN WITNESS WHEREOF the parties have executed this Agreement as of the 31st day of December, 1998.

LKQ LAKENOR AUTO COMPANY By: /s/ Thomas B. Raterman Its: Vice President By: /s/ Victor M. Casini Its: Secretary

CADNCHEV, INC. By: /s/ Alex Lieberman Its: President By: /s/ Herbert Lieberman Its: Secretary

CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER.
ALEX LIEBERMAN and HERBERT R. LIEBERMAN certify that:
1.    They are the President and Secretary, respectively, of CADNCHEV, INC., a California corporation.
2.    The Agreement of Merger in the form attached was duly approved by the Board of Directors and shareholders of the Corporation.
3.    The shareholder approval was by the holders of 100% of the outstanding shares of the Corporation.
4.    There is only one class of shares and the number of shares outstanding is 30,000.
We further declare under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED: December 31, 1998
/s/ Alex Lieberman
ALEX LIEBERMAN, President
/s/ Herbert Lieberman
HERBERT LIEBERMAN, Secretary

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

Thomas B. Raterman and Victor M. Casini certify that:
1.    They are the Vice President and Secretary, respectively of LKQ LAKENOR AUTO COMPANY, a California corporation
2.    The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.
3.    The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.
4.    There is only one class of shares and the number of shares outstanding is 1,000.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of own knowledge.

December 31, 1998.
/s/ Thomas B. Raterman
Thomas B Raterman, Vice President
/s/ Victor M. Casini
Victor M. Casini, Secretary

ARTICLES OF INCORPORATION OF LKQ Lakenor Auto Company

FIRST:	That the name of the corporation is LKQ Lakenor Auto Company
SECOND:	The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
THIRD:	The name of this corporation’s initial agent for service of process in the State of California is: CT Corporation System
FOURTH:	The total number of shares which the corporation is authorized to issue is one thousand (1,000); all of such shares shall be with a par value per share of $0.01

IN WITNESS WHEREFORE, the undersigned has executed the Articles this 1st day of December, 1998.

/s/ Daniel Hemmer
Daniel Hemmer, Incorporator